Exhibit 8.1

Subsidiary	Main activity	Jurisdiction of incorporation	Ownership interest and voting power held as of December 31, 2021
JSC QIWI	Operation of electronic payment kiosks	Russia	100%
QIWI Bank JSC	Maintenance of electronic payment systems and Bank operations, inc.: money transfer, consumer and SME financial services	Russia	100%
QIWI Payments Services Provider Ltd	Operation of on-line payments	UAE	100%
QIWI International Payment System LLC	Operation of electronic payment kiosks	USA	100%
Qiwi Kazakhstan LP	Operation of electronic payment kiosks	Kazakhstan	100%
JLLC OSMP BEL	Operation of electronic payment kiosks	Belarus	51%
QIWI-M S.R.L.	Operation of electronic payment kiosks	Moldova	51%
Attenium LLC [1]	Management services	Russia	–
Postomatnye Tekhnologii LLC [1]	Logistic	Russia	–
Future Pay LLC [1]	Operation of on-line payments	Russia	–
QIWI Technologies LLC [2]	Software development	Russia	100%
Factoring PLUS LLC [3]	Factoring services to SME	Russia	51%
ContactPay Solution	Operation of on-line payments	United Kingdom	100%
Rocket Universe LLC	Software development	Russia	100%
Billing Online Solutions LLC	Software development	Russia	100%
Flocktory Ltd	Holding company	Cyprus	100%
Flocktory Spain S.L.	SaaS platform for customer lifecycle management and personalization	Spain	100%
FreeAtLast LLC	SaaS platform for customer lifecycle management and personalization	Russia	100%
SETTE FZ-LLC	Payment Services Provider	UAE	100%
LALIRA DMCC	Payment Services Provider	UAE	100%
MFC «Polet Finance» LLC[4]	Retail financial services	Russia	100%
QIWI Finance LLC	Financing management	Russia	100%
ROWI Tech LLC[5]	Software development	Russia	51%
QIWI Platform LLC	Software development	Russia	100%
Associate
JSC Tochka (Russia) [6]	Digital services for banks		–

1 The Entities were liquidated during 2021

2 The Entity Qiwi Blockchain Technologies LLC was renamed during 2021 to QIWI Technologies LLC. Ownership interest as of April 29, 2022 is 80% due to the Taxiaggregator transaction.

3 The Entity was renamed to ROWI Factoring Plus LLC. on the January 13, 2022

4 The Entity was established during 2021

5 The Entity was acquired during 2021 for insignificant consideration and renamed during 2021 from QPCD LLC to ROWI Tech LLC

6 The Entity was sold during 2021